UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York (State of incorporation or organization)	0-11321 (Commission File Number)	11-2580136 (I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On June 16, 2005, Universal American Financial Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., Lehman Brothers Inc. and J.P. Morgan Securities Inc. with regard to the issuance and sale of 7,000,000 shares of the Company’s common stock, par value $.01 per share. Of the 7,000,000 shares being offered, 2,000,000 are being offered by the Company and 5,000,000 shares are being offered by Capital Z Financial Services Fund II, L.P. and its affiliates (“Capital Z”), the Company’s largest shareholder.

     The price to the public is $23.61 per share, and proceeds to the Company from the offering, net of expenses, are expected to be approximately $44.2 million. The shares were issued pursuant to the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-120190) previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit Title
1.1
Underwriting Agreement dated June 16, 2005, by and among the Company Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.
By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and Chief Financial Officer

Dated: June 17, 2005

EXHIBIT INDEX

(c) Exhibits.

Exhibit No.	Exhibit Title
1.1
Underwriting Agreement dated June 16, 2005, by and among the Company Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

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